Exhibit 99.1

Press Release For Immediate Release

Investor Relations Contact:	Media Relations Contact:
Amy Greene	Stacey Giglio
+1 303-301-3313	+1 321-525-4607
agreene@gogoair.com	sgiglio@gogoair.com

Gogo Announces Third Quarter Results

Gogo Completes Amendment and Extension of its ~$600 Million Original Term Loan B Facility

FCC Renews Gogo’s Exclusive, Nationwide Air-to-Ground Spectrum Licenses through 2036

Record Galileo Shipments of 172 and 297 Units Online

Total Revenue of $213.2 Million, Net loss of $3.2 Million, Adjusted EBITDA1 of $41.0 Million

Quarterly Net Cash Provided by Operating Activities of $26.3 Million

Reiterates 2026 Financial Guidance

BROOMFIELD, Colo. - November 6, 2026 – Gogo Inc. (NASDAQ: GOGO) (“Gogo” or the “Company”), a leading global provider of broadband connectivity services for the business and military/government aviation markets, today announced its financial results for the quarter ended September 30, 2026.

“Our third quarter results reflect meaningful progress in Gogo’s transformation from a domestic provider of ATG connectivity into a global provider of high-speed LEO and GEO satellite connectivity to the business aviation and mil/gov markets” said Chris Moore, CEO of Gogo.

“The 10-year renewal of our exclusive, low-band nationwide spectrum allows us to explore growth opportunities in new markets and partnerships as utilization shifts to our newer platforms,” Moore continued. “Meanwhile, we believe that the current positive trends in our LEO and GEO offerings should drive growth in our core markets.”

“We are pleased to announce the amendment and extension of our ~$600 million Term Loan B today as it gives us the flexibility to execute our transformation strategy while directing free cash flow toward further debt reduction,” said Gogo CFO, Zac Cotner.

“Looking ahead, as recurring revenue from our next-generation platforms grow, we expect to benefit from a more favorable revenue mix and greater stability in our forecasting model,” Cotner said.

Q3 2026 Financial and Operational Highlights

FINANCIAL HIGHLIGHTS ($ in millions)	Q3 2026	vs. Q3 2025	vs. Q2 2026
Total revenue	$213.2	(5%)	(4%)
Service revenue	$182.7	(4%)	(4%)
Business aviation service revenue	$145.6	(10%)	(4%)
Military / Government service revenue	$37.2	+36%	(7%)
Equipment revenue	$30.5	(9%)	(3%)
Net income (loss)	($3.2)	($1.3)	($1.2)
Diluted earnings (loss) per share	($0.02)	($0.01)	($0.01)
Adjusted EBITDA[1,2]	$41.0	(27%)	(24%)
Net cash provided by operating activities	$26.3	($20.5)	($6.0)
Free Cash Flow[1,2]	$28.1	($2.5)	$6.5
Cash and cash equivalents	$90.7	($42.9)	$27.6

OPERATIONAL HIGHLIGHTS	Q3 2026	vs. Q3 2025	vs. Q2 2026
Gogo Galileo equipment units shipped[3]	172	+95%	+59%
Total ATG equipment units sold	142	(68%)	(52%)
Total ATG AOL[4]	5,399	(17%)	(6%)
Gogo Galileo AOL	297	+1550%	+61%
Broadband GEO AOL	1,285	(4%)	(2%)

~$600 Million Original Term Loan B Amendment & Extension Details

•
Extends maturity: Term Loan B extension to October 2030 provides 2.5 years of additional runway to further the Company’s transformation plan.
•
Reduces debt: Commits Gogo to $75 million in principal repayments through the end of 2027, with an immediate $25 million paydown, $30 million to be repaid by December 31, 2026, and an additional $20 million to be repaid by December 31, 2027. Inclusive of amortization, overall debt will be reduced by a cumulative $92 million by the end of 2027.

Recent Developments

The following developments occurred during or subsequent to the quarter ended September 30, 2026:

•
Textron Aviation announced it will be the first original equipment manufacturer (“OEM”) to include Gogo’s Galileo HDX as a standard fit for its Cessna Citation Longitude, Citation Latitude and Citation Ascend business jets.
•
PlaneSense selected Gogo Galileo HDX for its entire fleet of 71 Pilatus PC-12 turboprops and PC-24 jets, as well as future aircraft deliveries, providing high-speed low Earth orbit (“LEO”) connectivity across its fractional ownership fleet. Installations are expected to be completed by the end of 2027.
•
During the quarter, Gogo received its first sizeable OEM order for 10 Gogo Galileo FDX and 15 Gogo Galileo HDX units from Bombardier. The products will support their demonstration fleet, after market installations and OEM deliveries.
•
Duncan Aviation purchased 40 Gogo Galileo HDX systems, representing Gogo's largest single maintenance, repair and overhaul (“MRO”) order of the year and reflecting growing customer demand for Gogo's LEO connectivity service.

•
TransMedics has contracted with Gogo to equip its fleet of 22 Embraer Phenom 300E aircraft with Gogo Galileo HDX to support time-critical organ transport missions across the United States. Installations are underway, with full fleet deployment expected by mid-2027.
•
Gogo unveiled its long-term Galileo technology roadmap, outlining planned performance enhancements approximately every 24 months over six years, creating predictable, seven-to-10 year renewed revenue cycles with customers. The roadmap outlines targeted download speeds of five times and upload speeds of 10 times current levels while preserving existing installation infrastructure where possible.
•
Gogo received a six-month extension from the Federal Communication Commission (“FCC”) for the completion of it’s “Rip & Replace” network program, from November 8, 2026 to May 8, 2027. The Company plans to flash cut customers to the new software system by the end of Q1 2027.
•
Gogo received a sovereign communications lease renewal valued at more than $15 million to provide geostationary (“GEO”) satellite connectivity to an overseas government customer, supporting secure, reliable communications for aircraft transporting government leaders.
•
Gogo Special Missions and Insitu, a Boeing company, successfully completed testing and integration of a modified high-speed satellite connectivity solution for Group 3 uncrewed aircraft systems (“UAS”), expanding Gogo's capabilities to support unmanned military and government missions.

Reiterates 2026 Financial Guidance

Gogo is reiterating its financial guidance previously provided in August.

•
Total revenue in the range of $870 million to $895 million, split ~84% service revenue and ~16% equipment revenue.
•
Adjusted EBITDA1 in the range of $175 million to $185 million, which includes $18 million of ongoing litigation expense, down from $22 million of litigation expense included in the prior guidance (based on net income (loss) in the range of ($9.0) million to $1.0 million).
•
Free Cash Flow1 in the range of $65 million to $85 million, including the aforementioned updated expense for ongoing litigation and $25 million slated for strategic investments in 2026, net of any FCC reimbursement.
•
Net capital expenditures of $20 million. This assumes $55 million in consolidated capital expenditures and $35 million in 2026 reimbursement from the FCC Reimbursement Program, down from previous expectations of $65 million and $45 million, respectively.

1 See "Non-GAAP Financial Measures" below.

2 Net income and net cash provided by operating activities, which are the corresponding GAAP measures for Adjusted EBITDA and Free Cash Flow, respectively, includes $4.1 million of ongoing litigation expense that was incurred in 3rd quarter of 2026. Ongoing litigation expense is separate from litigation settlement accrual costs.

3 Cumulative Gogo Galileo equipment shipments reached 372 units.

4 See "Key Business Metrics" below.

Conference Call

The Company will host its third quarter conference call on November 6, 2026 at 8:30 a.m. ET. A live webcast of the conference call, as well as a replay, will be available online on the Investor Relations section of the Company’s investor website at https://ir.gogoair.com.

Q3 Earnings Call Webcast Link: https://edge.media-server.com/mmc/p/5eutqdme

Participants can use the below link to retrieve your unique conference ID to use to access the conference call.

https://register-conf.media-server.com/register/BI7dc9e44dbffb4c64b7eb214266ab7b41

Non-GAAP Financial Measures

We report certain non-GAAP financial measurements, including Adjusted EBITDA and Free Cash Flow in the discussion above. Management uses Adjusted EBITDA and Free Cash Flow for business planning purposes, including managing our business against internally projected results of operations and measuring our performance and liquidity. These supplemental performance measures also provide another basis for comparing period-to-period results by excluding potential differences caused by non-operational and unusual or non-recurring items. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and Free Cash Flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP. When analyzing our performance with Adjusted EBITDA or liquidity with Free Cash Flow, as applicable, investors should (i) evaluate each adjustment in our reconciliation to the corresponding GAAP measure, and the explanatory footnotes regarding those adjustments, (ii) use Adjusted EBITDA in addition to, and not as an alternative to, net income (loss) attributable to common stock as a measure of operating results, and (iii) use Free Cash Flow in addition to, and not as an alternative to, consolidated net cash provided by (used in) operating activities when evaluating our liquidity.

Key Business Metrics

Our management regularly reviews financial and business metrics, including the key business metrics in this press release under "Supplemental Information - Key Business Metrics," to evaluate the performance of our business and our success in executing our business plan, make decisions regarding resource allocation and corporate strategies, and evaluate forward-looking projections. Certain of these business metrics may be added, removed or updated from time to time as our business evolves.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release and related comments by our management include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release. Forward-looking statements are based on our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: our ability to continue to generate revenue from the provision of our connectivity and other service offerings; our development and fixed-price contracts; our reliance on our key OEMs and dealers for equipment sales; our dependence on single-source, third party satellite network providers; the impact of competition; our ability to maintain high-quality customer support; our reliance on third parties for equipment components and services; our participation in U.S. government contracts; our participation in non-U.S. government contracts; the finite useful life of satellites; the impact of global supply chain and logistics issues, tariffs and inflationary trends; the continued expansion of our business outside of the United States and the impact of such expansion on our corporate culture; foreign currency risk; our ability to recruit, train and retain highly skilled employees, and the loss of any key personnel; the impact of pandemics or other outbreaks of contagious diseases, and the measures implemented to combat them; the impact of adverse economic conditions and geopolitical instability; our ability to fully utilize portions of our deferred tax assets; the impact of climate change and other sustainability-related matters; our ability to evaluate or pursue strategic opportunities; our recently-deployed Gogo 5G and Gogo Galileo services may not compete well in the market or face problems relating to implementation; our ability to innovate next-generation technologies and provide products and services useful to our customers and passengers without delay in developing or deploying such technologies, products and services; our ability to maintain our rights to use our licensed 4MHz of ATG spectrum in the United States and obtain rights to additional spectrum if needed; the impact of service interruptions or delays, cybersecurity incidents, technology failures, equipment damage or system disruptions or failures; the impact of assertions by third parties of infringement, misappropriation or other violations; our ability to protect our intellectual property rights; risks associated with the use of artificial intelligence in our products and services; the impact of our use of open-source software; the impact of equipment failure or material defects or errors in our software; our ability to comply with applicable foreign ownership limitations; the impact of government regulation of communication networks, and the internet; our possession and use of personal information; risks associated with participation in the FCC Reimbursement Program; our ability to comply with anti-bribery, anti-corruption and anti-money laundering laws; the extent of expenses, liabilities or business disruptions resulting from litigation; the impact of the distribution of income among various jurisdictions in which we operate as well as changes in tax law or regulation on our U.S. and non-U.S. tax liabilities; the impact of changes in laws and regulations on U.S. government contractors; the impact of our substantial indebtedness; our ability to obtain additional financing to refinance or repay our existing indebtedness; the impact of restrictions and limitations in the agreements and instruments governing our debt; the impact of increases in interest rates; the impact of a substantial portion of our indebtedness being secured by substantially all of our assets; the impact of a substantial change in rating assigned by a rating agency; the volatility of our stock price; our ability to fully utilize our tax losses; the dilutive impact of potential future stock issuances; the impact of our stockholder concentration; our ability to fulfill the obligations of being a public company; the impact of an identified material weakness in our internal controls; the impact of certain provisions of our charter, bylaws, and Delaware law; and other factors listed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 and in our subsequent quarterly reports on Form 10-Q as filed with the SEC.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this press release ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and where required by law we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Gogo

Gogo is the only multi-orbit, multi-band in-flight connectivity provider offering connectivity technology purpose-built for business and military/government mobility aviation. Its industry-leading product portfolio offers best-in-class solutions for all aircraft types, from small to large and heavy jets and beyond.

The Gogo offering uniquely incorporates Air-to-Ground technology and access to multiple satellite constellations to deliver consistent, global tip-to-tail connectivity through a sophisticated suite of software, hardware, and advanced infrastructure supported by a 24/7/365 in person customer support team.

Gogo consistently strives to set new standards for reliability, security and innovation and is shaping the future of inflight aviation to make it easier for every customer to stay connected.

Gogo Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Service revenue	$182,729	$189,956	$561,733	$582,533
Equipment revenue	30,505	33,629	100,631	97,397
Total revenue	213,234	223,585	662,364	679,930
Operating expenses:
Cost of service revenue (exclusive of amounts shown below)	97,295	91,593	293,719	277,023
Cost of equipment revenue (exclusive of amounts shown below)	30,990	31,032	97,078	88,039
Engineering, design and development	9,933	15,681	26,092	42,078
Sales and marketing	13,841	13,464	40,618	42,415
General and administrative	27,565	27,858	77,762	86,010
Depreciation and amortization	16,459	15,214	48,607	44,474
Total operating expenses	196,083	194,842	583,876	580,039
Operating income	17,151	28,743	78,488	99,891
Other expense (income):
Interest income	(907)	(1,479)	(2,746)	(3,251)
Interest expense	18,046	17,681	52,485	50,650
Change in fair value of Earnout Liability	6,100	15,000	8,357	18,900
Loss on extinguishment of debt	—	—	394	—
Other expense (income), net	555	(1,896)	(1,162)	(1,811)
Total other expense	23,794	29,306	57,328	64,488
Income (loss) before income taxes	(6,643)	(563)	21,160	35,403
Income tax provision (benefit)	(3,443)	1,367	13,284	12,484
Net income (loss)	$(3,200)	$(1,930)	$7,876	$22,919

Net income (loss) attributable to common stock per share:
Basic	$(0.02)	$(0.01)	$0.06	$0.17
Diluted	$(0.02)	$(0.01)	$0.06	$0.17
Weighted average number of shares:
Basic	136,636	134,657	136,194	133,403
Diluted	136,636	134,657	136,974	136,640

Gogo Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$90,694	$125,206
Accounts receivable, net of allowances of $9,433 and $6,783, respectively	111,552	112,558
Inventories	119,902	98,853
Assets held for sale	26,432	26,253
Prepaid expenses and other current assets	73,672	69,039
Total current assets	422,252	431,909
Non-current assets:
Property and equipment, net	108,102	117,274
Intangible assets, net	216,137	248,818
Goodwill	193,187	193,187
Operating lease right-of-use assets	54,211	57,990
Other non-current assets, net of allowances of $771 and $538, respectively	53,592	44,928
Deferred income taxes	197,720	209,666
Total non-current assets	822,949	871,863
Total assets	$1,245,201	$1,303,772
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$88,680	$92,514
Accrued liabilities	108,482	139,020
Deferred revenue	30,024	35,194
Current portion of long-term debt	2,500	2,500
Total current liabilities	229,686	269,228
Non-current liabilities:
Long-term debt	814,634	833,579
Non-current operating lease liabilities	49,793	55,772
Other non-current liabilities	28,540	44,064
Total non-current liabilities	892,967	933,415
Total liabilities	1,122,653	1,202,643
Stockholders’ equity
Common stock	14	13
Additional paid-in capital	1,301,957	1,288,294
Accumulated other comprehensive (loss) income	(77)	44
Accumulated deficit	(1,179,346)	(1,187,222)
Total stockholders’ equity	122,548	101,129
Total liabilities and stockholders’ equity	$1,245,201	$1,303,772

Gogo Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended September 30,
	2026	2025
Operating activities:
Net income	$7,876	$22,919
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	48,607	44,474
Loss on asset disposals, abandonments and write-downs	234	44
Provision for expected credit losses	3,977	494
Deferred income taxes	11,641	9,569
Stock-based compensation expense	15,095	18,520
Amortization of deferred financing costs and interest rate caps	3,897	4,196
Accretion of debt discount	1,412	1,293
Change in fair value of Earnout Liability	8,357	18,900
Change in fair value of convertible note investment	(1,125)	(458)
Loss on extinguishment of debt	394	—
Changes in operating assets and liabilities:
Accounts receivable	(2,707)	(5,678)
Inventories	(21,047)	16,058
Prepaid expenses and other current assets	(3,691)	(10,475)
Contract assets	(12,973)	(9,429)
Accounts payable	8,947	(930)
Accrued liabilities	(12,735)	17,156
Deferred revenue	(5,449)	(8,396)
Accrued interest	(32)	(2,046)
Other non-current assets and liabilities	716	(224)
Net cash provided by operating activities	51,394	115,987
Investing activities:
Proceeds from sale of property and equipment	90	—
Purchases of property and equipment	(38,880)	(25,473)
Acquisition of intangible assets—capitalized software	(6,612)	(9,259)
Acquisition of Satcom Direct, net of cash acquired	—	(1,612)
Proceeds from FCC Reimbursement Program for property, equipment and intangibles	21,368	3,783
Proceeds from interest rate caps	3,277	9,088
Net cash used in investing activities	(20,757)	(23,473)
Financing activities:
Payments on earnout liability	(39,957)	—
Payments on term loan	(22,964)	(1,875)
Payments on financing leases	(49)	(33)
Stock-based compensation activity	(2,184)	800
Net cash used in financing activities	(65,154)	(1,108)
Effect of exchange rate changes on cash	(3)	328
(Decrease) increase in cash, cash equivalents and restricted cash	(34,520)	91,734
Cash, cash equivalents and restricted cash at beginning of period	125,690	42,304
Cash, cash equivalents and restricted cash at end of period	$91,170	$134,038
Cash, cash equivalents and restricted cash at end of period	$91,170	$134,038
Less: current restricted cash	85	72
Less: non-current restricted cash	391	394
Cash and cash equivalents at end of period	$90,694	$133,572
Supplemental cash flow information:
Cash paid for interest	$51,852	$59,260
Cash paid for taxes	2,176	1,962
Non-cash investing activities:
Purchases of property, equipment and intangibles in liabilities	$3,007	$12,741

Gogo Inc. and Subsidiaries

Supplemental Information – Disaggregated Revenue

(in thousands, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Service revenue by type
Satellite broadband	$83,919	$78,489	$248,338	$232,874
ATG broadband	55,469	71,051	180,291	221,235
Narrowband and other	43,341	40,416	133,104	128,424
Total service revenue by type	$182,729	$189,956	$561,733	$582,533
Service revenue by market
Business aviation	$145,561	$162,622	$451,246	$497,269
Military / Government	37,168	27,334	110,487	85,264
Total service revenue by market	$182,729	$189,956	$561,733	$582,533

Equipment revenue
Satellite broadband	$17,305	$9,511	$42,808	$20,449
ATG broadband	6,627	17,456	38,454	57,914
Narrowband and other	6,573	6,662	19,369	19,034
Total equipment revenue	$30,505	$33,629	$100,631	$97,397

Gogo Inc. and Subsidiaries

Supplemental Information – Key Business Metrics

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
ATG aircraft online
AVANCE	4,324	4,890	4,324	4,890
Gogo 5G	94	—	94	—
Gogo Biz	981	1,639	981	1,639
Total ATG aircraft online	5,399	6,529	5,399	6,529
GEO aircraft online	1,285	1,343	1,285	1,343
Gogo Galileo aircraft online	297	18	297	18
Average monthly connectivity service revenue per ATG aircraft online	$3,268	$3,407	$3,311	$3,435
ATG units sold	142	437	950	1,159
Gogo Galileo units shipped	172	88	372	160

•
AVANCE aircraft online. We define AVANCE aircraft online as the total number of aircraft equipped with our AVANCE L5 or L3 system, excluding Gogo 5G systems, for which we provide ATG services to business aviation customers in the last month of the period presented. This number excludes military/government AVANCE aircraft online.
•
Gogo 5G aircraft online. We define Gogo 5G aircraft online as the total number of aircraft equipped with our Gogo 5G system for which we provide ATG services to business aviation customers in the last month of the period presented. This number excludes military/government Gogo 5G aircraft online.
•
Gogo Biz aircraft online. We define Gogo Biz aircraft online as the total number of aircraft not equipped with our AVANCE or Gogo 5G system for which we provide ATG services to business aviation customers in the last month of the period presented. This number excludes commercial aircraft operated by Intelsat’s airline customers as well as military/government aircraft receiving ATG service.
•
GEO aircraft online. We define GEO aircraft online as the total number of aircraft for which we provide GEO broadband services to business aviation customers as of the last day of each period presented. This number excludes aircraft receiving services through GEO satellite networks that are end-of-life and military/government GEO aircraft online.
•
Gogo Galileo aircraft online. We define Gogo Galileo aircraft online as the total number of aircraft for which we provide Gogo Galileo LEO broadband services in the last month of the period presented. This number excludes military/government Gogo Galileo aircraft online. This metric was not presented prior to the fiscal year ended December 31, 2025, as Gogo Galileo was only first deployed in 2025.
•
Average monthly connectivity service revenue per ATG aircraft online (“ARPU”). We define ARPU as the aggregate ATG connectivity service revenue for the period divided by the number of months in the period, divided by the number of ATG aircraft online during the period (expressed as an average of the month end figures for each month in such period). Revenue share earned from Intelsat is excluded from this calculation.
•
ATG units sold. We define units sold as the number of ATG units for which we recognized revenue during the period.
•
Gogo Galileo units shipped. We define Gogo Galileo units shipped as the number of Galileo units shipped to our distribution partners during the period, including units used to obtain Supplemental Type Certificates.

For more information, see "Key Business Metrics" above.

Gogo Inc. and Subsidiaries

Supplemental Information – Revenue and Cost of Revenue

(in thousands, unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2026	2025	2026 over 2025	2026	2025	2026 over 2025
Service revenue	$182,729	$189,956	(3.8)%	$561,733	$582,533	(3.6)%
Equipment revenue	30,505	33,629	(9.3)%	100,631	97,397	3.3%
Total revenue	$213,234	$223,585	(4.6)%	$662,364	$679,930	(2.6)%

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2026	2025	2026 over 2025	2026	2025	2026 over 2025
Cost of service revenue (1)	$97,295	$91,593	6.2%	$293,719	$277,023	6.0%
Cost of equipment revenue (1)	$30,990	$31,032	(0.1)%	$97,078	$88,039	10.3%

(1)
Excludes depreciation and amortization expense.

Gogo Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2026	2025	2026	2025	2026
Adjusted EBITDA:
Net income (loss) attributable to common stock (GAAP)	$(3,200)	$(1,930)	$7,876	$22,919	$(2,009)
Interest expense	18,046	17,681	52,485	50,650	17,593
Interest income	(907)	(1,479)	(2,746)	(3,251)	(685)
Income tax provision (benefit)	(3,443)	1,367	13,284	12,484	8,779
Depreciation and amortization	16,459	15,214	48,607	44,474	17,009
EBITDA	26,955	30,853	119,506	127,276	40,687
Stock-based compensation expense	5,025	6,662	15,095	18,520	5,237
Change in fair value of Earnout Liability	6,100	15,000	8,357	18,900	7,200
Acquisition and integration-related costs(1)	2,058	2,856	5,746	12,956	1,873
Amortization of acquisition-related inventory step-up costs	—	748	—	2,244	—
Litigation settlement accrual costs	—	500	—	500	—
Change in fair value of convertible note investment	844	(458)	(1,125)	(458)	(1,739)
Loss on extinguishment of debt	—	—	394	—	394
Adjusted EBITDA	$40,982	$56,161	$147,973	$179,938	$53,652

Free Cash Flow:
Net cash provided by operating activities (GAAP) (2)	$26,330	$46,804	$51,394	$115,987	$32,300
Consolidated capital expenditures (2)	(5,297)	(22,626)	(45,492)	(34,732)	(12,182)
Proceeds from FCC Reimbursement Program for property, equipment and intangibles (2)	6,046	3,374	21,368	3,783	436
Proceeds from interest rate caps (2)	1,046	3,000	3,277	9,088	1,051
Free cash flow	$28,125	$30,552	$30,547	$94,126	$21,605

(1)
For the three-month period ended September 30, 2026, the figure consists of severance and other compensation-related costs of $1.6 million and integration support costs of $0.5 million. For the nine-month period ended September 30, 2026, the figure consists of severance and other compensation-related costs of $4.1 million and integration support costs of $1.7 million. For the three-month period ended September 30, 2025, the figure consists of integration support costs of $0.7 million and severance and other compensation-related costs of $2.2 million. For the nine-month period ended September 30, 2025, the figure consists of integration support costs of $6.1 million and severance and other compensation-related costs of $6.9 million. For the three months ended June 30, 2026, the figure consists of severance and other compensation-related costs of $1.3 million and integration support costs of $0.6 million.
(2)
See Unaudited Condensed Consolidated Statements of Cash Flows.

Gogo Inc. and Subsidiaries

Reconciliation of Estimated Full-Year GAAP to Non-GAAP Measures

(in millions, unaudited)

	FY 2026 Range
	Low	High
Adjusted EBITDA:
Net income (loss) attributable to common stock (GAAP)	$(9)	$1
Interest expense	77	77
Interest income	(3)	(3)
Income tax provision (benefit)	11	11
Depreciation and amortization	65	65
EBITDA	141	151
Stock-based compensation expense	20	20
Change in fair value of Earnout Liability	8	8
Acquisition and integration-related costs	7	7
Change in fair value of convertible note investment	(1)	(1)
Adjusted EBITDA	$175	$185

	FY 2026 Range
	Low	High
Free Cash Flow:
Net cash provided by operating activities (GAAP)	$82	$102
Consolidated capital expenditures	(55)	(55)
Proceeds from FCC Reimbursement Program for property, equipment and intangibles	35	35
Proceeds from interest rate caps	3	3
Free cash flow	$65	$85

Definition of Non-GAAP Measures

EBITDA represents net income (loss) attributable to common stock before interest expense, interest income, income taxes and depreciation and amortization expense.

Adjusted EBITDA represents EBITDA adjusted for (i) stock-based compensation expense, (ii) acquisition and integration-related costs, including amortization of acquisition-related inventory step-up costs and changes in fair value of the Earnout Liability, (iii) litigation settlement accrual costs, (iv) change in fair value of convertible note investment, and (v) loss on extinguishment of debt. Our management believes that the use of Adjusted EBITDA eliminates items that management believes have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance.

We believe that the exclusion of stock-based compensation expense from Adjusted EBITDA provides a clearer view of the operating performance of our business and is appropriate given that grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time. While we believe that investors should have information about any dilutive effect of outstanding options and the cost of that compensation, we also believe that stockholders should have the ability to consider our performance using a non-GAAP financial measure that excludes these costs and that management uses to evaluate our business.

Acquisition and integration-related costs include direct transaction costs, such as due diligence and advisory fees and certain compensation and integration-related expenses as well as the amortization of acquisition-related inventory step-up costs. We believe it is useful for an understanding of our operating performance to exclude acquisition and integration-related costs from Adjusted EBITDA because they are outside of the ordinary course of our operations and do not reflect our operating performance.

We believe it is useful for an understanding of our operating performance to exclude the changes in fair value of the Earnout Liability related to the acquisition of Satcom Direct from Adjusted EBITDA because this activity is outside of the ordinary course of our operations and does not reflect our operating performance.

We believe it is useful for an understanding of our operating performance to exclude litigation settlement accrual costs from Adjusted EBITDA because this activity is outside of the ordinary course of our operations and does not reflect our operating performance.

We believe it is useful for an understanding of our operating performance to exclude the change in fair value of convertible note investment from Adjusted EBITDA because this activity is not related to our operating performance.

We believe it is useful for an understanding of our operating performance to exclude the loss on extinguishment of debt from Adjusted EBITDA because this activity is not related to our operating performance.

We also present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides investors, securities analysts and other users of our consolidated financial statements with important supplemental information with which to evaluate our performance and to enable them to assess our performance on the same basis as management.

Free Cash Flow represents net cash provided by operating activities, plus the proceeds received from the FCC Reimbursement Program and the interest rate caps, less purchases of property and equipment and the acquisition of intangible assets. We believe that Free Cash Flow provides meaningful information regarding our liquidity. Management believes that Free Cash Flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and provides them with the same measure that management uses as the basis for making capital allocation decisions.